EQUITY OIL COMPANY
                                 AMENDED BY-LAWS


     Section 2.02 of the by-laws of Equity Oil Company was amended by striking the words "of record" shown below in capital letters.



     2.02 Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than six nor more than nine, as may be fixed from time to time within such range by resolution of the board of directors. Directors shall be elected at each annual meeting of shareholders and hold office for staggered terms as provided in the Articles of Incorporation. Each director shall hold office until the director's successor shall have been elected and qualified, or until the director's earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors must be the holders "OF RECORD" of at least one share of stock in the company and natural persons eighteen years of age or older.


A complete copy of the by-laws as amended is attached.

                                 AMENDED BYLAWS

                                       OF

                               EQUITY OIL COMPANY


                                    ARTICLE I
                                  SHAREHOLDERS

     1.01 Annual Meeting. The corporation shall hold an annual meeting of the shareholders on the second Wednesday of May of each year, at such time and place as designated by the board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the annual meeting cannot be held on the day designated as provided herein for any reason or at any adjournment thereof, the board of directors shall cause such meeting to be held as soon thereafter as convenient.

     1.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the president or the chairman of the board, if there be one, or by the board of directors. The corporation shall also hold a special meeting of the shareholders in the event it receives one or more written demands for the meeting stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Special meetings shall be held at the principal office of the corporation or at such other place as the board of directors, president or chairman of the board, if there be one, may determine.

     1.03 Notice of Meeting. Except as otherwise required by law, the articles of incorporation or these bylaws, notice of each meeting of shareholders stating the date, time and place of the meeting shall be given (and shall be effective), in accordance with Section 6.03, to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, except that if the authorized capital stock is to be increased, at least thirty days notice shall be given. Notice of each meeting and, if required by law, of each annual meeting of shareholders shall include a description of the purpose or purposes for which the meeting is called. If a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting at which the adjournment is taken. If after the adjournment a new record date is or must be fixed under Section 1.05 for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled thereto as of the new record date.

     1.04 Waiver of Notice. A shareholder may waive any notice required by law, the articles of incorporation or these bylaws before, at or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver must be in writing, signed by the shareholder entitled thereto and delivered to the corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions to its effectiveness. By attending a meeting, a shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting because of lack of notice or defective notice, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless, when the matter is presented for consideration, the shareholder objects to its consideration.

     1.05 Record Date. In order to make a determination of shareholders entitled to notice of or to vote at any meeting of shareholders, entitled to demand a special meeting of shareholders pursuant to Section 1.02, entitled to take any other action, entitled to receive a distribution or payment of a share dividend, or for any other purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, except that the record date for determining shareholders entitled to take action without a meeting pursuant to Section 1.12 shall be determined as provided in such Section. A record date fixed under this Section shall be not more than seventy and, in the case of a meeting of shareholders, not less than ten (thirty if the authorized stock is to be increased) days before the meeting or action requiring the determination of shareholders. Unless otherwise specified when the record date is fixed, any such determination of shareholders shall be made as of the corporation's close of business on the record date.

     If a record date is not otherwise fixed under this Section, the record date shall be (a) for the determination of shareholders entitled to notice of or to vote at a meeting, the day before the first notice of the meeting is given to shareholders, (b) for the determination of shareholders entitled to demand a special meeting pursuant to Section 1.02, the date of the earliest of any of the demands pursuant to which the meeting is called or the date that is sixty days before the date the first of such demands is received by the corporation, whichever is later, (c) for the determination of shareholders entitled to a distribution, payment of a share dividend or for any other purpose determined by the board of directors, the date the board of directors authorized the distribution, payment or action; and (d) for the determination of shareholders for any other purpose, the date the action requiring such determination is first taken.

     A determination of shareholders entitled to be given notice of or to vote at any meeting of shareholders made as provided in this Section is effective for any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     1.06 Shareholders' List for Meeting. Prior to each meeting of shareholders, the corporation shall prepare a list of the names of the shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups, if there be voting groups, and within each voting group by class or series of shares, shall be alphabetical within each class or series and shall show the address of, and the number of shares of each class and series that are held by, each shareholder. This list shall be kept on file at the corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof. Subject to any restrictions and conditions imposed or allowed by law, any shareholder or such shareholder's agent or attorney, on written demand, may inspect or copy the shareholders' list for any purpose reasonably related to the shareholder's interest as a shareholder during regular business hours and during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting and, not withstanding the foregoing, any shareholder or agent or attorney of a shareholder may inspect the list at any time during the meeting or any adjournment.

     1.07 Voting Entitlement of Shares. Except as otherwise provided by law or the articles of incorporation and subject to the provisions of Sections 1.05 and 1.09, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote of shareholders.

     1.08 Quorum. Except as otherwise provided by law or the articles of corporation, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter shall constitute a quorum for action on such matter. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless otherwise provided in the articles of incorporation or unless a new record date is or must be fixed for that adjourned meeting as provided in Section 1.05. If a quorum does not exist the presiding officer or any shareholder or proxy that is present at the meeting may adjourn the meeting to a different date, time or place, and (subject to the next sentence) notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section 1.05, notice of the adjourned meeting shall be given pursuant to Section 1.03 to persons that are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matter.

     1.09 Manner of Acting. If a quorum is present at a meeting of shareholders as required by Section 1.08, action on a matter is approved if the votes favoring the action exceed the votes opposing the action, unless a greater
number  of   affirmative   votes,   is  required  by  law  or  the  articles  of
incorporation. Notwithstanding the foregoing and unless the articles of incorporation provide otherwise, in the election of directors each shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, and for whose election the shareholder has the right to vote. Those candidates receiving the highest number of votes cast in their favor (equal to the number of directors to be elected) are elected to the board of directors. Cumulative voting is not allowed.

     1.10 Proxies. Subject to applicable provisions of law, a shareholder may vote by proxy appointed by a writing signed by the shareholder or by the shareholder's duly authorized attorney-in-fact or otherwise appointed as allowed by law. An appointment of a proxy is effective against the corporation when received by the corporation in any manner permitted by law. An appointment is effective for 11 months, unless otherwise provided in the appointment form.

     1.11 Organization. The president shall act as chairman of all meetings of shareholders. In the absence of the president, the chairman of the board, if there be one, shall act as chairman. In the absence of the chairman of the board, the vice president, if there be one, shall act as chairman of such meeting. In the absence of the president, chairman of the board, and vice president, any stockholder or the proxy of any stockholder may call the meeting to order and a chairman shall be elected.

     The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person to act as secretary thereof.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     2.01 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors, except as otherwise provided by law, the articles of incorporation or these bylaws.

     2.02 Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than six nor more than nine, as may be fixed from time to time within such range by resolution of the board of directors. Directors shall be elected at each annual meeting of shareholders and hold office for staggered terms as provided in the Articles of Incorporation. Each director shall hold office until the director's successor shall have been elected and qualified, or until the director's earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors must be the holders of at least one share of stock in the company and natural persons eighteen years of age or older.

     2.03 Removal and Resignation. Subject to the rights of the holders of any series of preferred shares then outstanding, any director or the entire board, director, may be removed from office at any time, but only by its affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote for the election of directors. Any director may resign at any time by giving written notice of resignation to the chairman of the board, if there be one, any other director or (if the director is not also that officer) to the president or the secretary. Such resignation shall be effective when it is received by the chairman, other director, the president or the secretary, as the case may be, unless the notice of resignation specifies a later effective date. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective.

     2.04 Vacancies. Any vacancy occurring on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the directors as provided in the articles of incorporation or by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose. If the directors remaining in office constitute fewer than a quorum, they may fill the vacancy by the affirmative vote of a majority of all of those remaining.

     2.05 Meetings. The board of directors may hold regular or special meetings, in or out of Colorado. The board of directors may provide, by resolution, the time and place for holding regular meetings without other notice than such resolution. Special meetings may be called by or at the request of the chairman of the board, if there be one, or by the president or by two or more directors and shall be held at the principal office of the corporation unless otherwise specified in the notice of the meeting.

     2.06 Notice. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, date and time of the meeting shall be given (and shall be effective) in accordance with
Section 6.03, to all directors at least three days before the date of the meeting. The method of notice need not be the same for each director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     2.07 Waiver of Notice. A director may waive any notice of a meeting required by these bylaws before, at or after the date or time of the meeting stated in the notice. Except as provided in the next sentence, any such waiver must be in writing, signed by the director entitled thereto and delivered to the corporation for filing with the corporate records, but such delivery and filing shall not be conditions to its effectiveness. A director's attendance at or participation in a meeting waives any required notice to such director of the meeting unless, at the beginning of the meeting or promptly upon the director's later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

     2.08 Quorum and Manner of Acting. Except as otherwise may be required by law, the articles of incorporation or these bylaws, a majority of the directors fixed in accordance with Section 2.02, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors. Except as otherwise required by law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. No director may vote or act by proxy or power of attorney at any meeting of directors.

     2.09 Presumption of Assent. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken is deemed to have assented to all action taken at the meeting unless the director (a) objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (b) contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or (c) causes written notice of such dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting. The right of dissent or abstention pursuant to this Section as to specific action is not available to a director who votes in favor of the action taken.

     2.10 Meetings by Telecommunication. One or more directors may participate in any meeting of the board by, or the meeting may be conducted through the use of, any means of communication by which all directors participating can hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

     2.11 Director Action without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if all members of the board consent to such action in writing. The action shall be deemed to have been so taken by the board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the president or secretary or any other person authorized by the board of directors to receive such a revocation. Such action shall be effective at the time and date it is taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

     2.12 Committees. The Company shall have an executive committee, audit committee, compensation committee, and nominating committee as provided in these bylaws. Subject to applicable provisions of law, the board of directors, by resolution adopted by a majority of all directors then in office, may create other committees and appoint one or members of the board of directors to serve on them. The provisions of these bylaws governing meetings, action without meetings, notice, waiver of notice and quorum and voting requirements of the board of directors shall apply to any committees so created or established under these bylaws and to the members appointed thereto. Each committee created by the board or established under these bylaws shall have and may exercise the authority of the board of directors to the extent specified in the resolution creating such committee, except that no such committee shall have authority to:

(a) Declare dividends or distributions;
(b) Approve or recommend to shareholders actions or proposals required by Colorado law to be approved by shareholders;
(c) Fill vacancies on the board of directors or any of  its committees;
(d) Adopt, amend or repeal by-laws;
(e) Approve a plan of merger not requiring shareholder approval;
(f) Authorize or approve reacquisition of shares except according to a formula or method prescribed by the board of directors; and
(g) Authorize or approve the issuance or sale of shares or a contract for the sale of shares or determine the designation and relative  rights  preferences  and class or series of
    shares; except that the board of directors
    may authorize a committee or an officer to do so within the limits specifically prescribed by the board of directors.
(h) Any  other  action   prohibited  under  the  Colorado
    Corporation  Act as the same may be amended from time to time.

     2.13 Executive Committee. The executive committee shall consist of the president, chairman of the board, if there be one, and such other directors as the board may determine. The president shall act as chairman of the committee. The executive committee shall have and may exercise all authority of the board of directors subject to such limitations, if any, as may be prescribed by resolution of the board and by-laws of the corporation, and except as provided by law.

     2.14 Audit Committee. The board of directors shall, by resolution or resolutions, designate three or more of its independent outside directors to serve on the audit committee of the board. The board shall designate one person from the members so selected to act as chairman of the committee. The audit committee shall implement and support the oversight function of the board by reviewing on a periodic basis the corporation's processes for producing financial data, its internal controls, and the independence of the corporation's external auditor. In addition, it shall:

(a) Recommend the firm to be employed as the corporation's external auditor and review the proposed discharge of any such firm;
(b) Review the external auditor's compensation and the proposed terms of its engagement;
(c) Review the appointment and replacement of the chief financial officer of the company;
(d) Serve as a channel of communication between the external auditor and the board and between the chief financial officer of the company, and the board;
(e) Review the results of each external audit of the corporation and any Recommendations made by the external auditor and the responses of management to such recommendations; and
(f) Such other matters as the audit committee, in its sole discretion, deems advisable and necessary.

     2.15 Compensation Committee. The compensation committee shall be comprised of all of the independent outside directors of the company. Each year following the annual meeting of shareholders, the board of directors shall appoint a chairman of the compensation committee. The compensation committee shall:

(a) Review and recommend to the board, or determine, the annual salary, bonus, stock options, and other benefits, direct and indirect, of the officers of the company;
(b)  Review new executive compensation programs; review on a periodic basis
     the   operation   of  the   corporation's   executive
     compensation  programs to determine  whether they are
     properly  coordinated;   establish  and  periodically
     review policies for the administration of executive compensation programs; and take steps to modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance;
(c) Establish and periodically review policies in the area of management perquisites;
(d) Be responsible for insuring that a proper system of compensation is in place to provide performance oriented incentives to management; and
(e) Evaluate the president and chief financial officer's performance for incentive purposes.

     2.16 Nominating Committee. The whole board of directors shall act as a nominating committee for the election of new directors of the company. The nominating committee shall:

(a) By February 1 of each year, nominate candidates for all directorships to be filled by the shareholders or the board;
(b)  Consider,  in making its  selection,  candidates  for
     directorships   proposed   by  the  chief   executive
     officer,  the  chairman  of the  board,  if any,  and
     within  the  bounds of  practicability,  by any other
     senior executive or any director or shareholder;
(c)  In  selecting a  candidate,  consideration  should be
     given to the skills and  characteristics  required of
     board members in the context of the current makeup of
     the  board  and  the  business  of the  company.  The
     assessment  should  include,  but not be limited  to,
     issues  of  diversity,  age  and  skills  such  as an
     understanding of exploration,  production, marketing,
     finance,   regulation,   public   and   international
     markets;
(d)  Each proposed  nominee shall provide the  corporation
     with  such  information   concerning  himself  as  is
     required   under   law,   to  be   included   in  the
     corporation's proxy statement  soliciting proxies for
     his election as director; and
(e)  Substitution of Nominees.  In the event that a person
     is validly designated as a nominee in accordance with
     paragraph  (b)  hereof  and shall  thereafter  become
     unable or  unwilling to stand for the election to the
     board  of  directors   may   designate  a  substitute
     nominee.

     2.17 Compensation. The members of the board of directors shall be entitled to reasonable compensation for their personal services as such, and shall be paid such compensation as the directors may from time to time determine. However, no director who is also a salaried, full time officer of the corporation shall receive compensation for his services as a director.

     2.18 Extra Services. If any director performs extra services for the corporation at the request of the board of directors, the corporation may remunerate the director for so doing in such manner as may be determined by the board including the payment of expenses incurred in connection with such extra services.

                                   ARTICLE III
                                    OFFICERS

     3.01 General. The corporation shall have as officers a president, a secretary, and a treasurer, who shall be appointed by the board of directors. The board of directors may designate and appoint a chairman and other officers of the board. The board of directors may also designate, as additional offices, those of vice presidents, assistant secretaries, assistant treasurers, and such other offices as it may deem necessary or appropriate; and the board of directors, the president, and such other officers as the board of directors may authorize, acting singly, may make appointments to such offices. The officers of the corporation shall exercise such authority and perform such duties as shall be determined by these by-laws or the board of directors. Any two or more offices may be held by the same person. The officers of the corporation shall be natural persons at least eighteen years old.

     3.02 Term of Office. The officers of the corporation shall be appointed by the board of directors at each annual meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting, or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointments shall be made as soon thereafter as convenient . Except as otherwise provided in Section 3.03, each officer sh all hold office for the term specified in the officer's appointment and, if applicable, until the officer's successor shall have been appointed and qualified, or until the officer's earlier death, resignation or removal.

     3.03 Removal and Resignation. Any officer appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the president or other person may be removed at any time by the board of directors or by the appointing person. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the president, to the secretary, or to the officer who appointed. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

     3.04 Compensation. Officers shall receive such compensation for their services as may be fixed by the board of directors or by any officer authorized by the board of directors to fix compensation of other officers. No officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. Appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

     3.05 Chairman of the Board. The board of directors may elect from its number a chairman of the board. The chairman of the board, if there be one, shall be an independent outside director and shall preside at all meetings of the board of directors. The chairman shall act in a non-executive capacity; shall have access to all corporate information; monitor officers' performance; aid and consult with the president; assist the president in setting board meeting agendas; facilitate communications among other members of the board as the president and chairman mutually agree. He shall have such other powers and duties as may be prescribed by these by-laws and by the board of directors from time to time.

     3.06 President. Subject to the direction and control of the board of directors, the president shall be the chief executive officer of the corporation and as such shall have general and active control of its affairs and business and general supervision of its officers, agents and employees and shall see that all orders and resolutions of the board of directors are carried into effect. The president may negotiate, execute, and deliver such contracts, deeds, and other instruments on behalf of the corporation as are necessary and appropriate to the conduct of the business and affairs of the corporation or as are approved by the board of directors. The president shall preside at all meetings of shareholders, and the executive committee. The president shall also preside at all meetings of the board of directors unless the board of directors has appointed a chairman of the board. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

         3.07 Vice Presidents. The vice president, if any (or if there is more than one, then each vice president), shall assist the president and shall perform such duties as may be assigned by the president or the board of directors. The vice president, if there is one (or if there is more than one, then the vice president designated by the board of directors, or if there is no such designation, then the vice presidents in the order of their appointment) shall, at the request of the president, or in the president's absence or inability or refusal to act, have the powers and perform the duties of the president.

         3.08 Secretary. The secretary shall, except to the extent delegated by the board of directors to another officer or officers: (a) be responsible for the preparation and maintenance of the minutes of the proceedings of the shareholders, the board of directors and any committees of the board and of the other records and information required to be kept by the corporation under
Section 7-116-101 of the Colorado Business Corporation Act, or any successor provision, and for authenticating records of the corporation ; (b) see that all notices to the shareholders and directors are duly given in accordance with the provisions of these bylaws or as required by law; (c) have charge of the corporate seal and authority to affix the corporate seal to any instrument requiring it and attest to such affixment; (d) be responsible for the maintenance of other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), except to the extent any of such duties is delegated to another officer or agent of the corporation; and (e) perform all other duties incident or customary to the office of secretary and such other duties as from time to time may be assigned by the president or the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

     3.09 Treasurer. The treasurer shall: (a) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors;
(b) subject to any limits imposed by the board of directors, receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature upon maturity; (c) be the principal accounting officer of the corporation; (d) prescribe and maintain the methods and systems of accounting to be followed; (e) keep complete books and records of account;
(f) prepare and file all local, state and federal tax returns; (g) prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; and (h) perform all other duties incident or customary to the office of treasurer and such other duties as may be from time to time prescribed by the president or the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.


                                   ARTICLE IV
                                     SHARES

     4.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class shall be made only upon authorization of the board of directors. No shares shall be issued until full consideration has been received therefor. Every issuance of shares shall be recorded on books maintained for such purpose by or on behalf of the corporation.

     4.02 Certificates. Shares of stock issued by the corporation shall be represented by certificates. Certificates shall be consecutively numbered, shall be signed, either manually or by facsimile, in the name of the corporation by the president or a vice president and by the secretary or an assistant secretary or by such other officer or officers as may be designated by the board of directors, and shall otherwise be in such form and contain such information, consistent with law, as shall be prescribed by the board of directors. Certificates may, but need not be, sealed with the seal of the corporation, or with a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

     4.03 Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars, as shall be fixed from time to time by the board of directors. Such consideration may consist, in whole or in part, of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed and other securities of the corporation. Future services shall not constitute payment or partial payment for shares. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares unless the note is negotiable, with recourse against the maker and secured by collateral, other than the shares, having a fair market value at least equal to the principal amount of the note.

     4.04 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. Before issuing a new certificate, the board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine.

     4.05 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including without limitation evidence of compliance with all applicable securities laws, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the books of the corporation maintained for such purpose by or on behalf of the corporation. The corporation or the corporation's transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

     4.06 Holders of Record. Except to the extent the corporation otherwise provides pursuant to Section 4.07, and except for the assertion of dissenters' rights to the extent permitted in the Colorado Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, the shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest.

     4.07 Recognition Procedure for Beneficial Owners. The board of directors may establish, by resolution, a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The procedure established pursuant to this Section may set forth the types of nominees to which it applies, the rights or privileges that the corporation recognizes in a beneficial owner (which may include rights or privileges other than voting), the manner in which the procedure may be used by the nominee, the information that must be provided by the nominee when the procedure is used, the period for which the nominee's use of the procedure is effective, and any other aspects of the rights and duties created thereby.


                                   ARTICLE V
                                INDEMNIFICATION

     5.01 Right to Indemnification. The corporation shall indemnify, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 5.01, indemnification would be discretionary under the laws of Colorado or limited or subject to particular standards of conduct under such laws), each of its directors and officers (hereinafter, for purposes of this Article V, individually referred to as a "party") against all expenses, liabilities and losses (including without limitation expenses of investigation and preparation, fees and disbursements of counsel, accountants and other experts, judgments, fines and amounts paid in settlement) incurred in, relating to or as a result of any action, suit or proceeding (collectively referred to herein as a "proceeding") to which such person may be involved or made a party by reason of serving or having served as a director or officer of the corporation or, at the request of the corporation, as a director, officer, manager, member, partner, trustee, employee, fiduciary, functionary or agent of any other corporation, limited liability company, partnership, joint venture, trust, association, employee benefit plan or other entity or enterprise.

     5.02 Advance of Expenses. In the event of any proceeding in which a party is involved or which may give rise to a right of indemnification under Section 5.01, following written request to the corporation by the party, the corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 5.02, advance of expenses would be discretionary under the laws of Colorado or limited or subject to particular standards of conduct under such laws), amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

     5.03 Settlements. The corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent. The corporation shall not settle any proceeding in any manner that would impose any personal penalty or limitation on a party without the party's written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the corporation or the party.

     5.04 Burden of Proof. If under applicable law the entitlement of a party to be indemnified or advanced expenses pursuant to this Article depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the corporation. A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or advance of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the board of directors or such other body or persons as may be permitted by law.

     5.05 Notification and Defense of Claim. Promptly after receipt by a party of notice of the commencement of any proceeding, the party shall, if a claim for indemnification in respect thereof may or will be made against the corporation under this Article, notify the corporation in writing of the commencement thereof; provided, however, that delay in so notifying the corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding: (a) the corporation shall be entitled to participate therein at its own expense; (b) any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the corporation; and (c) if the corporation admits that such party would be entitled to indemnification under this Article in connection with such proceeding, the corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the party. If the corporation assumes the defense of the proceeding, the party shall have the right to employ its own counsel, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense of such proceeding shall be at the expense of the party unless (I) the employment of such counsel has been specifically authorized by the corporation, (ii) the party shall have reasonably concluded that there may be a conflict of interest between the corporation and the party in the conduct of the defense of such proceeding, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors and officers liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the corporation concur in writing that the insurance carrier's doing so is undesirable.

     5.06 Payment Procedures; Enforcement. The corporation shall promptly act upon a party's written request for indemnification or advance of expenses. The right to indemnification and advance of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the corporation denies the claim, in whole or in part, or if no disposition of such claim is made within sixty days after the written request for indemnification or advance of expenses is made. If successful in whole or in part in such suit, the party's expenses incurred in bringing and prosecuting such claim shall also be paid by the corporation.

     5.07 Other Payments. The corporation shall not be liable under this Article to make any payment in connection with any proceeding against or involving a party to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder. A party shall repay to the corporation the amount of any payment the corporation makes to the party under this Article in connection with any proceeding against or involving the party, to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amount. In the event of any payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the corporation.

     5.08 Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, manager, member, partner, trustee, employee, fiduciary, functionary or agent of any other corporation, limited liability company, partnership, joint venture, trust, association, employee benefit plan or other entity or enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     5.09 Other Rights and Remedies. The rights to indemnification and advance of expenses provided by this Article shall be in addition to, and shall not be in limitation of, any other rights a party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the shareholders or directors, agreement or otherwise. The corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any employee, fiduciary or agent of the corporation not otherwise covered by this Article to the fullest extent permitted by law. Unless otherwise provided in any separate indemnification arrangement, any such indemnification or advance of expenses shall be made only as authorized in the specific case by the board of directors.

     5.10 Applicability; Effect. The rights to indemnification and advance of expenses provided by this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party entitled to indemnification under this Article during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that the party served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not adversely affect any rights or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby.

     5.11 Severability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the remaining provisions of this Article shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

     5.12 Expenses as a Witness. The Corporation may pay or reimburse expenses incurred by a director, officer, employee, fiduciary, or agent in connection with an appearance as a witness in a Proceeding at a time when he or she has not been made a named defendant or respondent in the Proceeding.

     5.13 Notice to Shareholders. If the corporation indemnifies or advances Expenses to a director under this Article in connection with a Proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification for advance to the shareholders with or before the notice of the next shareholder's meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.01 Corporate Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Colorado." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, manually reproduced or rubber stamped with indelible ink.

     6.02 Fiscal Year. The fiscal year of the corporation shall be on a calendar year basis or as otherwise established by resolution of the board of directors.

     6.03 Manner of Giving Notice; Effectiveness. Whenever notice is required by law, the articles of incorporation or these bylaws to be given to any shareholder or director, such notice shall be in writing (unless oral notice is reasonable under the circumstances) and may be given in person or by telephone, telegraph, teletype, electronically transmitted facsimile or other form or wire or wireless communication, first class, certified or registered mail, private courier or in any other manner permitted by law. If written, notice shall be effective as to each such shareholder or director, as the case may be may, as follows: (a) in the case of notice mailed by the corporation to the shareholders, upon deposit in the United States mail, addressed to the shareholder at the address as it appears in the corporation's current record of shareholders and with first class postage prepaid; and (b) in all other cases, the earliest of (I) the date received, (ii) five days after deposit in the United States mail (properly addressed and with first class postage prepaid), and (iii) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated. If three successive notices (whether with respect to a meeting of shareholders or otherwise) are given by the corporation to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the corporation.

     6.04 Receipt of Notices by the Corporation. Except as otherwise expressly provided herein, notices, shareholder writings consenting to action and other documents and writings shall be deemed to be received by the corporation when they are actually received: (a) at the registered office of the corporation addressed to the registered agent; (b) at the principal office of the corporation (as that office is designated in the most recent document filed by the corporation with the Colorado Secretary of State providing such information) addressed to the corporation or to the secretary; (c) by the president or the secretary wherever that officer may be found; or (d) by any other person authorized from time to time by the board of directors, the president or the secretary to receive such writings, wherever such person is found.

     6.05 Amendments. The board of directors or shareholders may make, amend and repeal the bylaws of the corporation at any time and from time to time as provided by law.

     6.06 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation, the president or any vice president shall, unless otherwise directed by the board or directors, attend in person or by substitute appointed by him or her, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders or members of any other corporation or entity in which the corporation holds an interest, and may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings or otherwise, the president or any vice president, in person or by substitute or by proxy, may vote and execute written consents and other instruments with respect to such interest and may exercise any and all rights and powers incident to the ownership of such interest, subject, however, to the instructions, if any, of the board of directors.

     The undersigned, being the duly elected and acting secretary of Equity Oil Company, hereby certifies that the foregoing bylaws were adopted as the bylaws of the corporation by the board of directors on January 25, 1996.


                                 /S/ CLAY NEWTON
                             CLAY NEWTON, Secretary